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FORM 8-K
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2004

Evolving Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-24081	84-1010843
(Commission File Number)	(I.R.S. Employer Identification No.)

9777 Mt. Pyramid Court, Suite 100, Englewood, Colorado 80112
(Address of principal executive offices)

Registrant's telephone number, including area code: (303) 802-1000

Not applicable
(Former name or former address, if changed since last report.)

Item 5. Other Events.

        On February 23, 2004, Thaddeus Dupper was named Vice President of Sales and Business Development of Evolving Systems, Inc. (the "Company"). Before joining the Company, Mr. Dupper was Vice President of Sales and Marketing from October 2002 until February 2004 with Expand Beyond, a wireless software company. Prior to that, Mr. Dupper was Vice President of International Sales for Terabeam from June 2000 until September 2003. In addition, he served as Senior Vice President of Valued-Added Products and Professional Services at Dun & Bradstreet from January 1998 until May of 2002. Mr. Dupper was an early member of the Teradata management team where he held a variety of sales and sales management positions from 1985 until 1997. Mr. Dupper began his career at Amdahl Corporation as a systems engineer from 1979 until 1985. Mr. Dupper received a bachelor of science degree in Computer Information Systems from Manhattan College.

        On March 4, 2004, Donald R. Dixon of Trident Capital, a venture capital firm, resigned from the Board of Directors of the Company. On March 5, 2004, Robert J. Loarie, Managing Director of Morgan Stanley & Co. Incorporated, a diversified investment firm, resigned from the Board of Directors of the Company. Both Mr. Dixon and Mr. Loarie joined the Board in 1996. During 2003, the firms which they represented distributed their shares in the Company. The Board of Directors has filled the position vacated by Mr. Dixon (see below) and is currently seeking to fill the vacancy resulting from Mr. Loarie's resignation.

        On March 4, 2004, the Board of Directors of the Company appointed David J. Nicol to the Board of Directors, to serve until the 2006 Annual Meeting of Stockholders and until his successor is elected and has qualified, or until his earlier death, resignation or removal. From 2001 to his retirement at the end of 2003, Mr. Nicol served as Sr. Vice President of Product Management and Development for VeriSign Communications Services. Verisign provides signaling, intelligent network services and related e-commerce solutions to all service provider segments of the communications industry. Prior to VeriSign's acquisition of Illuminet, Inc. in 2001, Mr. Nicol held the same position at Illuminet since 1999. In those capacities, Mr. Nicol was responsible for product management, product development, application support and business development for network services, IN services, clearinghouse services, CALEA compliance services and wireless services. Prior to 1999, Mr. Nicol held the positions of Vice President of Business Development for ITN, Chief Operating Officer for International Micronet Systems, Inc., and Chief Operating Officer and Partner for iLAN, Inc. From 1984 to 1990 he held various officer positions with Sprint Corporation, lastly serving as Corporate Vice President of Planning. Mr. Nicol holds a B.Sc. from Ohio State University, an M.A. for Case Institute of Technology and a Ph.D. from Case Western Reserve University.

        Effective March 12, 2004, Patrick Shane Furlong, Vice President, Principal—Consulting Practice, has resigned from the Company.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Evolving Systems, Inc.
Dated: March 5, 2004	By:	/s/ STEPHEN K. GARTSIDE, JR. Stephen K. Gartside, Jr. Chief Executive Officer

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  Item 5. Other Events.
SIGNATURES